EXHIBIT 99.1

Aluminum Corporation of China Awards SES’s China JV Partner RMB 650 Million (US$105 Million) Total Value Order for Three Syngas Supply Plants with Seven Gasification Systems

HOUSTON, December 10, 2014 – Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today announced that its Jiangsu Tianwo-SES Clean Energy Technologies Ltd. (TSEC) China joint venture partner, Zhangjiagang Chemical Machinery Co., Ltd. (ZCM) (Shenzhen listing code: 002564), has secured orders of more than RMB 650 million (US$105 million) for three industrial syngas supply plants, which will utilize SES gasification technology for seven gasification systems. The agreement, announced on December 8, 2014, is between Aluminum Corporation of China, Shandong Branch (CHALCO) (NYSE: ACH; HKEx: 2600; SSE: 601600), China’s largest alumina and primary aluminum producer, and ZCM’s subsidiary, Innovative Coal Chemical Design Institute (Shanghai) Co. Ltd. (ICCDI). ICCDI will serve as the general contractor providing all engineering and construction of the three projects. The new gasification plants will be built to provide a total of approximately 175,000 normal cubic meters (NCM) per hour of industrial syngas as a clean energy fuel for three existing aluminum manufacturing plants, located in the Shandong, Henan and Shanxi provinces, south of Beijing.

Additionally, ZCM announced that these projects represent the start of a new approach to the coal chemical industry in China, and will further the utilization of SES’s leading clean coal gasification technology that enables the economic production of clean synthesis gas from low-quality coal. ZCM added that, in addition to meeting the end-user’s coal gas requirements, SES Gasification Technology provides customers with high-value cleaner energy, to help solve the current environmental problems, importantly speeding up the development of the clean energy industry.

“We congratulate our China JV partner, Zhangjiagang Chemical Machinery, on securing this award for three gasification projects with Aluminum Corporation of China,” said Robert Rigdon, SES President and CEO. “We are glad to be making progress in China, expanding our installed base from five to 12 gasifier systems and moving forward with our vision of growth with blue skies. Additionally, this helps validate our decision to joint venture our technology earlier this year in China, and we believe this award opens up a market segment for new plants and the retrofit of large numbers of existing facilities in the region, supplying clean and economical fuel gas to numerous industries.”

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and wastes through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com .

About Zhangjiagang Chemical Machinery Co., Ltd.

Zhangjiagang Chemical Machinery Co., Ltd. (ZCM) is the leading manufacturer of pressure vessels in China and a leading equipment supplier to the coal and chemical sectors. It has served China’s petro-chemical, coal-chemical, refinery, metallurgy, green energy, nuclear and offshore industries for more than four decades. ZCM has more than 3,000 employees across its four manufacturing plants: Linjiang and Chengyang Plants located in Zhangjiagang, Jiangsu Province; Urumchi and Ili Plants located in the Sinkiang Autonomous Area. It also owns and operates port facilities on the Yangtze River, 100km west of Shanghai. ZCM has received certifications from the H.S.E (Health, Safety, & Environment) and ASME (American Society of Mechanical Engineers). Their clients include Shell, GEA, CB&I, Lurgi, Halder Topsoe, KBR, BP, Mitsubishi, SINOPEC, CNPC, and CNOOC. ZCM is a publicly listed company, listed on the Shenzhen Exchange since 2011 (Shenzhen listing code: 002564). For more information, please visit: www.zcmchina.com

About Jiangsu Tianwo-SES Clean Energy Technologies Ltd.

Jiangsu Tianwo-SES Clean Energy Technologies Ltd. (TSEC) is a joint venture between Synthesis Energy System’s wholly owned subsidiary, SES Asia Technologies, Ltd. and Zhangjiagang Chemical Machinery Co., Ltd. (ZCM). The joint venture was formed to bring clean energy technologies and turnkey SES gasification systems to China and select Asian markets, combining SES’ advanced proprietary gasification technology with the market reach of one of China’s leading coal-chemical equipment manufacturers. The joint venture's target markets also include Indonesia, Malaysia, Mongolia, the Philippines, and Vietnam. SES owns 35%, and ZCM owns 65%, of TSEC.

About Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd.

Innovative Coal Chemical Design Institute (Shanghai) Co., Ltd. (ICCDI) is based on the restructuring of Coking Design Institute of Shanghai Pacific Chemical Company affiliated Shanghai Huayi Group which is the largest and oldest chemical group under Shanghai municipal government. On October 15, 2010, ICCDI was transformed from a state-owned company into private one, and is 95% owned by Zhangjiagang Chemical Machinery Co., Ltd. (ZCM). ICCDI is a Class-A design institute with class-A license in chemicals design, class-A license in engineering consulting and class-A license in Evaluation on energy saving. For more information on ICCDI, visit: http://www.iccdi.com.cn/en/.

About Aluminum Corporation of China Limited (CHALCO)

Aluminum Corporation of China Limited (CHALCO) is China’s largest alumina and primary aluminum producer and the world’s second largest alumina producer. CHALCO was established as a joint stock limited company in the People’s Republic of China on September 10, 2001 by way of promotion by Aluminum Corporation of China (CHINALCO), Guangxi Investment (Group) Co., Ltd. and Guizhou Provincial Materials Development and Investment Corporation. With a registered capital of RMB 11.049 billion, CHALCO owns ten branches, one research institute, and 12 subsidiaries. It was listed on the New York Stock Exchange, Inc. and the Hong Kong Stock Exchange on December 11 and 12, 2001, respectively (NYSE: ACH; Hong Kong listing code: 2600; Shanghai Stock Exchange listing code: 601600). For more information on CHALCO, visit: http://www.chalco.com.cn/zlgfen/index.htm.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the ZCM joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

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Arsen Mugurdumov

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